UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 18, 2005
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174	14-1160510
(Commission File No.)	(I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Rule or Standard; Transfer of Listing
Warwick Valley Telephone Company (the “Company”), whose Common Shares trade on The Nasdaq National Market under the symbol WWVYE, had, as previously reported on September 7, 2005, been given by a Nasdaq hearing panel until October 15, 2005 to file its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 (the “First Quarter 10-Q”) and June 30, 2005 (the “Second Quarter 10-Q”) in order to avoid the delisting of its Common Shares. The Company submitted a request that this deadline be extended and the Nasdaq Listing Qualifications Panel of The Nasdaq Stock Market, Inc. has granted the Company’s request for continued listing of its Common Shares on The Nasdaq National Market, provided that the Company files its First Quarter 10-Q and its Second Quarter 10-Q by October 31, 2005. If the Company is unable to file these reports by that date, its Common Shares may be delisted from The Nasdaq National Market.
The Company currently anticipates that it will be able to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 by October 21, 2005 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 by October 28, 2005.
Item 8.01. Other Events
On October 18, 2005, the Company issued a press release describing the extension by The Nasdaq Stock Market, Inc. referred to above under Item 3.01 of the deadline for the Company to file its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 in order to avoid the delisting of its Common Shares.
A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
99.1.	Press release entitled “Warwick Valley Telephone Receives Nasdaq Extension,” dated October 18, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)
Date: October 18, 2005	By:	/s/ Herbert Gareiss, Jr.
		Name:	Herbert Gareiss, Jr.
		Title:	President

Exhibit Index

Exhibit No.	Description
99.1	Press release entitled “Warwick Valley Telephone Receives Nasdaq Extension,” dated October 18, 2005.